UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 08, 2023

CULLINAN ONCOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39856	81-3879991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Suite 1350
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 410-4650

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CGEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon mutual agreement between Patrick Baeuerle and Cullinan Oncology, Inc. (the “Company”), Dr. Baeuerle will transition from Chief Scientific Officer of the Company to Co-Founder, Chief Scientific Advisor of the Company effective June 8, 2023. Dr. Baeuerle will also serve as chair of the Company's scientific advisory board. On June 8, 2023, the Company entered into a consulting agreement with Dr. Baeuerle to reflect this mutual understanding. The consulting agreement has an initial term ending on December 31, 2024, subject to automatic renewal on an annual basis unless earlier terminated pursuant to the agreement. Either party may terminate the consulting agreement in the event of breach if such breach is not cured within 30 days of notice, or otherwise upon 180 days prior written notice. Under the consulting agreement, Dr. Baeuerle will receive $40,556 on a monthly basis for a maximum total amount not to exceed $480,000 per calendar year, with the opportunity for a bonus payment in an amount of 40% of such annual compensation for services performed in 2023 and 25% of such annual compensation for services performed thereafter. Dr. Baeuerle remains subject to the confidentiality, non-competition and non-solicitation provisions previously agreed to with the Company.

A copy of the consulting agreement will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on June 8, 2023. The stockholders present voted on the two proposals presented at the Annual Meeting as follows.

Proposal One — Election of Directors

The Company’s stockholders elected two Class III directors to the Company’s Board of Directors for three-year terms or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Nadim Ahmed	28,651,746	346,553	5,838,068
Stephen Webster	21,598,415	7,399,884	5,838,068

Proposal Two — Ratification of Appointment of Independent Registered Accounting Firm

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2023 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,563,271	272,925	171	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLINAN ONCOLOGY, INC.

Date:	June 14, 2023	By:	/s/ Jeffrey Trigilio
Jeffrey Trigilio Chief Financial Officer